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OFFER -- CASH

         The Dealer Manager or the Depositary (see the back page of the Letter of Transmittal for addresses and telephone numbers) or your broker or other financial advisor will answer any questions you may have in completing this Notice of Guaranteed Delivery.

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for
Common Shares,
Series II Preference Shares and
Series III Preference Shares
of

HOLLINGER INC.

To be deposited pursuant to the Offers dated January 27, 2004 of
PRESS HOLDINGS INTERNATIONAL LIMITED

through its wholly-owned subsidiary

PRESS ACQUISITION INC.

        The terms and conditions of the offers to purchase for cash (the "Offers") dated January 27, 2004 made by Press Acquisition Inc. to holders of Shares (as defined herein) are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery which are defined in the Offers, shall have the respective meanings set forth in the Offers and the take-over bid circular accompanying and forming part of the Offers (the "Circular") dated January 27, 2004, that also accompanies this Notice of Guaranteed Delivery.

        If a Shareholder wishes to deposit retractable common shares (the "Common Shares"), Exchangeable Non-Voting Preference Shares Series II (the "Series II Preference Shares") and/or Retractable Non-Voting Preference Shares Series III (the "Series III Preference Shares", and together with the Common Shares and the Series II Preference Shares, the "Shares") of Hollinger Inc. ("Hollinger") pursuant to the Offers and (i) the certificate(s) representing the Shares are not immediately available, or (ii) such Shareholder is not able to deliver such certificate(s) and all other required documents to the Depositary at or prior to 8:00 a.m. (Eastern Standard Time) on March 3, 2004 (unless extended or withdrawn) (the "Expiry Time"), such Shares may nevertheless be deposited pursuant to the Offers by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

1.
such deposit is made by or through an Eligible Institution;

2.
a properly completed and duly executed copy of this Notice of Guaranteed Delivery, or a manually signed facsimile hereof, is received by the Depositary at its Toronto office listed below, at or prior to the Expiry Time; and

3.
the certificate(s) representing deposited Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, covering the Shares and all other documents required by the Letter of Transmittal, are received by the Depositary at any of its offices listed below at or before 4:30 p.m. (Eastern Standard Time) on the third trading day on the Toronto Stock Exchange after the Expiry Date.

        This Notice of Guaranteed Delivery may be delivered by mail or by hand or transmitted by facsimile transmission to the Depositary at its Toronto office listed below at or prior to the Expiry Time and must be guaranteed by an Eligible Institution in the form set forth below.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

OFFER -- CASH

TO:	PRESS ACQUISITION INC. (the "Offeror")
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY
By Mail P.O. Box 7021 31 Adelaide St. E Toronto, Ontario M5C 3H2	By Hand or Courier 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1

By Facsimile Transmission
Fax: (416) 981-9663

        Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above does not constitute a valid delivery.

        The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offers, the Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offers and Instruction 2 to the Letter of Transmittal.

Name and Address of Shareholder of Record (please print)	Certificate Number (if available)	Number of Common Shares Deposited	Number of Series II Preference Shares Deposited	Number of Series III Preference Shares Deposited

TOTAL

*
Unless otherwise indicated, all Shares evidenced by any certificates submitted to the Depository will be deemed to have been deposited pursuant to the Offer.

Area Code and Telephone Number during Business Hours:
( )
Date:

Signature

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE
OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT
WITH YOUR LETTER OF TRANSMITTAL.

OFFER -- CASH

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary (at any of its offices listed above) of the certificate or certificates representing Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal in proper form (or facsimile thereof) and all other documents required by such Letter of Transmittal, on or prior to 4:30 p.m. (Eastern Standard Time) on the third trading day on the Toronto Stock Exchange after the Expiry Date.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada or a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

Name of Firm:	Authorized Signature:
Address of Firm:	Name:
Title:
Telephone No.:	Date:

3

OFFER -- CASH

         Offices of the Depositary, Computershare Investor Services Inc.

By Mail
P.O. Box 7021 31
Adelaide St E
Toronto, ON M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier
100 University Avenue
9th Floor
Toronto, ON M5J 2Y1
Attention: Corporate Actions
Toll Free: 1-800-564-6253
E-Mail: caregistryinfo@computershare.com

Office of the Dealer Manager for the Offers is:

UBS Securities Canada Inc.
161 Bay Street, Suite 4100
Toronto, Ontario
M5J 2S1
Attention: Jennifer Myckatyn
Telephone: (416) 350-2201
Facsimile: (416) 364-9296

Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager or the Depositary at their respective telephone numbers and locations set forth above.

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GUARANTEE (Not to be used for signature guarantee)